Exhibit 17

August 8, 2005

Board of Directors/Executive Management

Intelligent Motor Cars

1600 W Sunrise Boulevard

Ft Lauderdale, FL 33311

To the Board of Directors:

This notice shall serve as my resignation from Intelligent Motor Cars as Chief Financial Officer and as a member of the Board of Directors, effective this day.

/s/ THOMAS JACOBS
Thomas Jacobs

August 8, 2005

Board of Directors/Executive Management

Intelligent Motor Cars

1600 W Sunrise Boulevard

Ft Lauderdale, FL 33311

I hereby resign as a member of the Company’s Board of Directors.

/s/ HARVEY JUDKOWITZ
Harvey Judkowitz